EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-56400) of H&R Block, Inc. of our report dated June 25, 2004 relating to the financial statements and supplemental schedule of the H&R Block Retirement Savings Plan, which report appears in this Form 11-K.

/s/ KPMG LLP

Kansas City, Missouri
June 28, 2004

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